UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TEAM, INC.
.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

URGENT – TIME IS SHORT – WE NEED YOUR VOTE
PLEASE VOTE NOW!
October 27, 2022
Dear Valued Stockholder,

The Special Meeting of Stockholders of Team, Inc. scheduled for Wednesday, November 2, 2022, is rapidly approaching. YOUR VOTE IS CRITICAL. At this time, we have no voting instruction for your Team, Inc. shares, and the deadline is quickly approaching. It’s imperative that the Board hears from all stockholders and that your shares are represented regarding these very important business matters. We need your help so please vote now!

The Board is recommending a vote in favor on all proposals, which are described in detail in the attached proxy statement and also available at www.investorvote.com/TISI-SM.

IMPORTANT DEVELOPMENT—the two leading, independent US proxy advisory services, ISS and Glass Lewis, have each recommended that our stockholders vote “FOR” these proposals.

Voting your shares regardless of how many you own will eliminate the need for follow up mailings, phone calls and reduce additional solicitation costs.

Georgeson LLC, our proxy solicitor, would be happy to assist by answering any questions about the proposals, and by recording a vote over the phone. Voting by telephone is the quickest way to participate and ensures that you receive a printed confirmation that your vote has been submitted. The special meeting is scheduled to be held on Wednesday, November 2, 2022, so call now to ensure that your vote is recorded!

PLEASE VOTE NOW BY CALLING

Number: 1-866-413-5901

Hours: Weekdays - 9:00am until 11:00pm and Saturdays - Noon to 6:00pm ET

Reference Number: <<GS Number>>

PLEASE ACT TODAY. YOUR VOTE IS CRITICAL TO THE FUTURE OF YOUR INVESTMENT!

If you have questions or need assistance voting your shares, please contact Georgeson LLC, toll free at (866) 413-5901.

Thank you for your continued support of Team, Inc.

Sincerely,

Keith Tucker
Interim Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Keith D. Tucker
Keith D. Tucker
Interim Chief Executive Officer (Principal Executive Officer)
Dated: October 27, 2022